UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          August 5, 2021

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

216 Airport Drive Rochester, New Hampshire	03867
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       603-330-5850

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (par value $0.001 per Share)	AIN	New York Stock Exchange
Class B Common Stock (par value $0.001 per Share)	AIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 1.01 Entry Into a Material Definitive Agreement.

On August 5, 2021, Albany International Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC (the “Underwriter”), and Standish Family Holdings, LLC and J.S. Standish Company (together, the “Selling Stockholders”). Pursuant to the Underwriting Agreement, the Selling Stockholders agreed to sell to the Underwriter, and the Underwriter agreed to purchase from the Selling Stockholders, subject to and upon the terms and conditions set forth therein, 1,566,644 shares of the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), to be issued upon conversion of an equal number of shares of the Company’s Class B common stock, par value $0.001 per share (the “Class B Common Stock”), at a price per share of $75.9656 (the “Transaction”).

As of July 28, 2021, the Selling Stockholders and related persons (including Christine L. Standish and John C. Standish) held in the aggregate shares of the Company’s common stock entitling them to cast approximately 34.5 percent of the combined votes entitled to be cast by all stockholders of the Company.

The Underwriting Agreement includes representations, warranties and covenants by each of the Company, the Underwriter and the Selling Stockholders customary for agreements of this nature. It also provides for customary indemnification by each of the Company, the Underwriter and the Selling Stockholders against certain liabilities arising out of, or in connection with, the sale of the shares of Class A Common Stock and customary contribution provisions in respect of those liabilities. The sale of the shares of Class A Common Stock in connection with the Transaction closed on August 10, 2021.

From time to time, the Underwriter and/or its affiliates may provide investment banking services to the Company. For example, under the Company’s $700 million unsecured revolving credit facility, J.P. Morgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, acts as administrative agent and co-lead arranger and joint bookrunner.

The foregoing description of the Underwriting Agreement is a summary and is not meant to be a complete description of this agreement. This description is qualified in its entirety by reference to the detailed provisions of the Underwriting Agreement, which is attached hereto as Exhibit 1.1, and incorporated by reference into this Current Report on Form 8-K and the Company’s registration statement on Form S-3 (No. 333-231776).

Immediately following the offering, the Selling Stockholders and related persons (including Christine L. Standish and John C. Standish) hold in the aggregate shares of the Company’s common stock entitling them to cast less than one percent of the combined votes entitled to be cast by all stockholders of the Company.

Item 8.01 Other Events.

On August 10, 2021, the Company issued a press release announcing the closing of the Transaction, a copy of which is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

As previously announced, on August 5, 2021, Christine L. Standish and Lee C. Wortham notified the Company’s board of directors (the “Board”) of their decision to resign as members of the Board and all committees of the Board, effective upon completion of the Transaction. Their resignations are now effective.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 5, 2021, by and among Albany International Corp., J.P. Morgan Securities LLC, Standish Family Holdings, LLC and J.S. Standish Company.
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.
23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1 filed herewith).
99.1	Press release of Albany International Corp., dated August 10, 2021.
104	Inline XBRL cover page.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By:	/s/ Stephen M. Nolan
Name:	Stephen M. Nolan
Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)

Date: August 10, 2021